Exhibit 99.1

Sanara MedTech Inc. Announces an Update on the Impact of the COVID-19 Pandemic on the Company's Financial Results and Operations

FORT WORTH, TX / ACCESSWIRE / July 8, 2020 / Sanara MedTech Inc.

Based in Fort Worth, Texas, Sanara MedTech Inc. ("Sanara" or the "Company") (OTCQB:SMTI), a provider of wound and skin care products dedicated to improving patient outcomes, announced today an update on the impact of the COVID-19 pandemic on the company's financial results and operations.

Second Quarter 2020 Revenue and COVID-19 Impact

Sanara generated approximately $2.9 million of sales revenue in the second quarter of 2020 including approximately $.60 million in April, $.86 million in May, and $1.46 million in June (a record month for the company).

Beginning in March, many states issued orders suspending elective surgeries in order to free-up hospital resources to treat COVID-19 patients. This resulted in a substantial reduction in demand for the Company's surgical products. Additionally, most states limited access to skilled nursing facilities to only resident caregivers, which impeded the Company's ability to provide education and product training to the clinicians who use our products in these facilities. These restrictions resulted in significant monthly revenue fluctuations and an overall decline in sales for the second quarter. As the quarter progressed however, both of Sanara's divisions saw a strong rebound in revenue as restrictions on elective surgeries eased and the Company expanded the use of its virtual training platform.

With many states experiencing a spike in COVID-19 cases and consequently reinstating recently relaxed restrictions, the Company may again experience swings in monthly sales if surgeries are postponed and subsequently rescheduled. Based on the Company's second quarter experience, management continues to believe that the majority of postponed surgeries will ultimately be performed.

About Sanara MedTech Inc.

With a focus on improving patient outcomes through evidence-based healing solutions, Sanara MedTech Inc. markets and distributes wound and skincare products to physicians, hospitals, clinics, and all post-acute care settings. We are constantly seeking long-term strategic partnerships with a focus on products that produce efficacious outcomes at a lower overall cost. Our products are primarily sold in the North American advanced wound care and surgical tissue repair markets. Sanara MedTech markets and distributes CellerateRX® Surgical Activated Collagen® to the surgical markets as well as the following products to the wound care market: BIAKŌS™ Antimicrobial Skin and Wound Cleanser, HYCOL™ Hydrolyzed Collagen, and PULSAR II™ Advanced Wound Irrigation™ (AWI). In addition, Sanara is actively seeking to expand within its six focus areas of wound and skincare for the acute, post-acute, and surgical markets. The focus areas are debridement, biofilm removal, hydrolyzed collagen, advanced biologics, negative pressure wound therapy adjunct products, and the oxygen delivery system segment of the healthcare industry. For more information, visit SanaraMedTech.com.

Information about Forward-Looking Statements

The statements in the press release that relate to the Company's expectations with regard to the future impact on the Company's results from new products in development and any other statements not constituting historical facts are "forward-looking statements," within the meaning of and subject to the

safe harbor created by the Private Securities Litigation Reform Act of 1995. Since this information may contain statements that involve risk and uncertainties and are subject to change at any time, the Company's actual results may differ materially from expected results. This document may contain forward-looking statements concerning the Company's operations, current and future performance and financial condition. These items involve risks, contingencies and uncertainties such as product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, the ability to consummate and integrate acquisitions, and other risks, contingencies and uncertainties detailed in the Company's SEC filings, which could cause the Company's actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by these statements. The Company undertakes no obligation to revise any of these statements to reflect the future circumstances or the occurrence of unanticipated events.

Investor Contact:

Callon Nichols, Director of Investor Relations
713-826-0524
CNichols@sanaramedtech.com

SOURCE: Sanara MedTech Inc.